EXHIBIT 6.1

                 AGREEMENT FOR THE PURCHASE OF ASSETS WITH THE
                  INTEREST HOLDERS OF THE HEARTSTAT TECHNOLOGY


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THE SECURITIES  WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

AGREEMENT FOR THE PURCHASE OF ASSETS

AGREEMENT made this 6th day of February, 2004, by and between Tec Factory, Inc., a Delaware corporation (hereinafter, called "ISSUER") and the individuals listed in Exhibit A attached hereto and made an integral part hereof (hereinafter, called "INTERESTHOLDERS"), which INTERESTHOLDERS own 100% of the HEARTSTAT TECHNOLOGY AND RELATED ASSETS which is a medical technology for the non invasive monitoring of blood pressure and blood flow. (hereinafter, called "HEARTSTAT").

In  consideration  of  the  mutual  promises,   covenants,  and  representations
contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1. PURCHASE FOR SECURITIES. Subject to the terms and conditions of this Agreement, the ISSUER agrees to issue to the INTERESTHOLDERS, 38,000,000 shares of common stock of the ISSUER, $0.001 par value (hereinafter, called the "SHARES") and certain debt assumption on the technology and transaction, in exchange for 100% ownership of HEARTSTAT, such that HEARTSTAT shall become the only asset and operations of the Tec Factory, Inc. and Tec Factory will change its name to HeartSTAT Technology, Inc. prior to closing of this transaction anticipated by March 31, 2004.

2.   REPRESENTATIONS   AND  WARRANTIES.   ISSUER   represents  and  warrants  to
     INTERESTHOLDERS and HEARTSTAT the following:

     i ORGANIZATION. ISSUER is a corporation duly organized under the laws of Delaware and has all the necessary corporate powers to own properties and carry on a business, and is duly qualified to do business in Delaware. All actions taken by the incorporators, directors and INTERESTHOLDERS of the ISSUER have been valid and in accordance with the laws of the State of Delaware.

     ii CAPITAL. The authorized capital stock of the ISSUER is currently 25,000,000 shares of common stock, $0.001 par value, of which 10,402,887 are issued and outstanding and 5,000,000 shares of preferred stock, $0.001 per value, of which there are no issued and outstanding. The authorized common stock will be increased to 80,000,000 shares of common stock before closing of this agreement. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions, and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from the treasury any additional shares of its capital stock. Prior to the closing, none of the outstanding shares of the ISSUER are subject to any stock restriction agreements. All of the INTERESTHOLDERS of the ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of the State of Delaware.


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    iii. CLOSING  DOCUMENTATION  -  Exhibit  C  hereof  is to  include  ISSUER'S corporate documents in subsection 2.xii below, as well as its Articles of Incorporation since inception of entity; and ISSUER financial statements  representing  the financial  obligations  and assets at the
         time  of  the  Agreement.   Exhibit  D  hereof  is  to  include  copies
         INTERESTHOLDER   stock  certificates  and  Restricted   Transferability
         Agreements, which, as part of this Agreement must be executed by September 30, 2004, and which will specify that INTERESTHOLDERS shall not be allowed to begin selling common stock holdings of Exhibit A until the day after ISSUER'S CEO publicly reports via press release the attainment of cumulative product revenues of $500k or greater, but where this may become subject to a lock-up extension of up to a year that ISSUER may agree to pursuant to terms for a future secondary public underwriting or private placement.

     iv. ABSENCE OF CHANGE. Since the date of the balance sheet, there has not been any change in the financial condition or operations of the ISSUER, except changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse.

     v LIABILITIES. ISSUER does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUER'S financial statement. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the ISSUER or its common stock. There is no dispute of any kind between the ISSUER and any third party, and no such dispute will exist at the closing of this Agreement. At the closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments.

     vi AUTHORITY TO CARRY OUT TRANSACTION. ISSUER warrants it has the right, power, and authority to enter into this Agreement pursuant to Delaware Law which specifies a 51% majority of the common voting stock is required to complete this Transaction. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or the provisions of, or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the ISSUER or its INTERESTHOLDERS are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) any event that would cause the ISSUER to be liable to any party, or (c) any event that would result in the creation or imposition or any lien, charge or encumbrance on any assets of the ISSUER or upon the securities of the ISSUER to be acquired by the INTERESTHOLDERS.

     vii.FULL DISCLOSURE. None of the representations and warranties made by the ISSUER, or any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

    viii.CONTRACTS AND LEASES. ISSUER is not currently carrying on any business and is not a party to any contract, agreement, or lease. No person holds a power of attorney from ISSUER.

     ix. COMPLIANCE WITH THE LAWS. ISSUER has complied with, and is not in violation of any federal, state or local statue, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

     x. LITIGATION. ISSUER is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best of the knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the ISSUER and ISSUER is not subject to or in default with

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         respect  to  any  order,  writ,  injunction,  or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     xi. CONDUCT OF BUSINESS. Prior to the closing, the ISSUER shall conduct business in the normal course, and shall not (a) sell, pledge, or assign any assets, (b) amend its article of incorporation or By-laws,
         (c) declare dividends, redeem or sell stock or other securities, (d) incur any liabilities, (e) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (f) enter into any other transaction.

     xii.CORPORATE DOCUMENTS. Copies of each of the following documents, which are true, complete and correct in all material respects, will be attached hereto and made an integral part hereof to this Agreement:
         (1)   Articles of Incorporation;
         (2)   By-laws;
         (3)   Minutes of INTERESTHOLDERS  Meetings;
         (4)   Minutes of Directors Meetings;
         (5)   List of Officers and Directors;
         (6)   Balance Sheet as described in Section 2(iii); and
         (7) Stock register and stock records of the ISSUER and a current, accurate list of the ISSUER's INTERESTHOLDERS.

    xiii.Documents. All minutes, consents or other documents pertaining to the ISSUER to be delivered at the closing shall be valid and in accordance with the laws of the State of Delaware.

     xiv Title. The Shares to be issued to the INTERESTHOLDERS will be, at the closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has any right to receive any proxy or similar instrument with respect to such shares, except as provided for in this Agreement, the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to the INTERESTHOLDERS. There is no applicable local, state or federal law, rule or regulation, or decree which would, as a result of the issuance of the Shares to INTERESTHOLDERS, impair, restrict, or delay INTERESTHOLDERS' voting rights with respect to the Shares.


3.       INTERESTHOLDERS  AND HEARTSTAT  REPRESENT AND WARRANT TO THE ISSUER THE
         FOLLOWING:

     i. ORGANIZATION. HEARTSTAT a medical technology for the non invasive monitoring of blood pressure and blood flow. All actions taken by the owners and INTERESTHOLDERS of the HEARTSTAT have been valid and in accordance with all laws.

     ii. INTERESTHOLDERS AND ISSUED STOCK. Exhibit A attached hereto and made an integral part hereof, sets forth the names and ownership shareholdings of 100% of HEARTSTAT.

4. INVESTMENT INTENT. INTERESTHOLDERS agree that the Shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (hereinafter called a "TRANSFER"), only pursuant to an effective registration statement under the 1933 ACT, or pursuant to an exemption from registration under the 1933 ACT, the availability of which is to be established to the satisfaction of the ISSUER. INTERESTHOLDERS agree prior to any TRANSFER, to give written notice to the ISSUER expressing SHAREHOLDER'S desire to affect such TRANSFER and describing the proposed Transfer.



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5.   CLOSING. The closing of this transaction shall take place at the offices of
     Tec Factory, Inc. 4764 Park Granada, #107, Calabasas, CA. 91302, upon receipt or exchange, as the case may be of the items referenced in Section 6, below. Unless the closing of this transaction takes place on or before March 31, 2004, then either party may terminate this Agreement.


6.   CLOSING REQUIREMENTS.

     i. FOR THE ISSUER

        (1) Share Certificates of HeartSTAT Technology, Inc. after name change from Tec Factory, Inc. for 38,000,000 common shares restricted under rule 144 in the names of the INTERESTHOLDERS on Exhibit A hereto, equal to their pro-rata holdings in HEARTSTAT.

        (2)   The resignation of all current officers and directors of ISSUER.

        (3) A Board of Directors resolution appointing the new board of Directors will consist of Mr. Ted Russell, Mr. James Hudson, two representatives to be designated by Ted Russell and up to two representatives to be designated by SolutionMed Ventures with these final two to be approved and discussed by both Ted Russell and SolutionMed Ventures.

        (4)   All the  business  and  corporate  records  of ISSUER  DEFINED  IN
              SECTION 2.III AND 2.XII, including but not limited to and as well as, correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

        (5) Such other minutes of ISSUER's as may reasonably be required by INTERESTHOLDERS.

        (6) Royalty Agreements and technology protection agreements for CNBP, Inc. and SolutionMed Ventures

                  i)  2.2% gross royalty to CNBP,  Inc.
                 ii)  1.2% gross royalty to SolutionMed Ventures

        (7) Employment agreement for Ted Russell including a non-compete agreement.

        (8) Exhibit B Commercialization Partnership Agreement (Please see attached Exhibit B for terms and conditions)

        (9) Board of Directors resolution agreement to incorporate an Stock Option Plan that will allow the new company to issue a maximum of 5,000,000 share options to be used key employees and approved by the newly appointed compensation committee.

    ii. FOR INTERESTHOLDERS AND HEARTSTAT:

        (1) Delivery to the ISSUER, all documents and assignments representing 100% of the ownership of the HEARTSTAT TECHNOLOGY including all rights to patents, algorithms and other necessary technology developed over the past 25 years for the monitoring of Blood pressure and most recently blood flow.

        (2) Consents signed by a majority of INTERESTHOLDERS of HEARTSTAT consenting to the terms of this Agreement.



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7.   REMEDIES.

     i. ARBITRATION. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in the State of Delaware in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.


8.   MISCELLANEOUS.

     i. CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     ii. No ORAL CHANGE. The Agreement and any provision hereof, may not be waived, changes, modified, or discharged orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     iii.NON WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     iv. TIME OF ESSENCE. Time is of the essence of the Agreement and of each and every provision hereof.

     v. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     vi. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

     vii.NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom the notice is to be given, or the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly address, and by fax, as follows:

         HEARTSTAT:                              ISSUER:

         HeartStat, Inc.                         Tec Factory, Inc.
         44 Middle Beach Rd West                 3753 Howard Hughes Pkwy, #200
         Madison, CT 06443                       Las Vegas, Nevada 89109



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IN WITNESS WHEREOF,  the undersigned has executed this Agreement this 6th day of
February, 2004

HEARTSTAT                                   TEC FACTORY, INC.



----------------------------------          ------------------------------------
Ted Russell as per INTERESTHOLDERS          G.K. Krause as per the SHAREHOLDERS
of HeartStat                                and Directors Tec Factory, Inc.



























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                                    EXHIBIT A

                          INTERESTHOLDERS OF HEARTSTAT

Ted Russell:                                   19,599,997 common shares

Hull Family:                                      400,003 common shares

James Hudson:                                   1,000,000 common shares

Diamond Ventures                                4,000,000 common shares

SolutionMed Ventures                            4,000,000 common shares

FutureVest MicroCap Fund, Inc.                  4,000,000 common shares

FutureVest Corporation                          2,000,000 common shares

eAngels Technology Fund, Inc.                   3,000,000 common shares

Total Common Shares to Issue:                  38,000,000 common shares



IN WITNESS WHEREOF, the undersigned Exhibit A has executed this Agreement this 6th day of February, 2004


HEARTSTAT                                   TEC FACTORY, INC.



----------------------------------          ------------------------------------
Ted Russell as per INTERESTHOLDERS          G.K. Krause as per the SHAREHOLDERS
of HeartStat                                and Directors Tec Factory, Inc.



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                                    EXHIBIT B

                     COMMERCIALIZATION PARTNERSHIP AGREEMENT

This agreement contains terms and conditions by which Ted W. Russell ("Russell") can exclusively license on a worldwide basis in perpetuity the blood flow and pressure technology and related intellectual property (all of which comprising the "Technology") of HeartSTAT Technology, Inc. ("HSTA").

The HSTA budget is in excess of $2,500,000 for developing and introducing its first product. Russell may license, take and use the Technology for the purpose of financing and concluding product commercialization if HSTA fails to raise for use in product development, including executive salaries to Russell and other product development executives, of at least $2,000,000 USD of net proceeds of convertible debenture or equity financing(s) by September 6, 2005. In the event of such financing inadequacy and pursuant to the prior written request of the HST Board of Directors, Russell shall allow HSTA a 90-day period to cure this inadequacy to prevent this license under Exhibit B from being effected.

The terms of such license include that Russell shall repay investors (e.g., the convertible debenture and common stock holders) for any actual investment capital received by HSTA, to be paid at a rate of 20% of any net income of the commercial operations of producing derivative products that use the Technology, which are instituted by Russell. Also, Russell and/or his new company will pay to HSTA a royalty on net revenues of such derivative products that use the HSTA Technology. Such royalty will be 3% of revenues if at least $1.3 million of investment capital was received; 2% of revenues if at least $650,000 and less than $1.3 million of investment capital was received; or 1% of revenues if less than $650,000 of investment capital was received.

In the event such license is effected, the parties hereto also agree that Mr. Russell shall be afforded access to all documentation, components, prototypes of the then-existing HSTA Technology and that Russell shall be free of any non-compete and non-disclosure obligations to or in relation to HSTA

IN WITNESS WHEREOF, the undersigned have executed this Exhibit B Agreement on the 6th day of February 2004.


IN WITNESS WHEREOF, the undersigned Exhibit B has executed this Agreement this 6th day of February, 2004

HEARTSTAT                                 TEC FACTORY, INC.




----------------------------------        --------------------------------------
Ted Russell as per INTERESTHOLDERS        G.K. Krause as per the SHAREHOLDERS
of HeartStat                              and Directors Tec Factory, Inc.





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                                    EXHIBIT C



1.       See Audit Statements Provided.
2.       See Attached Articles of Incorporation

                                    EXHIBIT D



1. See Copies of Stock Certificates attached once issued on closing.